EXHIBIT 1

                  STATEMENT OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO SECTION 906 OF
                     THE SARBANES-OXLEY ACT OF 2002


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Arthur J. Seidenfeld certify that:

1. The Annual Report on Form 10-KSB for the year ended September 30, 2002 (the "Report") of Scientio, Inc. (the "Company"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 25, 2002

                      /s/ Arthur J. Seidenfeld
                      ------------------------
                        Arthur J. Seidenfeld
                President and Chief Executive Officer